                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                            COVEST BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            COVEST BANCSHARES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                (COVESTBANC LOGO)
                             COVEST BANCSHARES, INC.

March 20, 2002

Dear Fellow Stockholder:

On behalf of the board of directors and management of CoVest Bancshares, Inc., we cordially invite you to attend the tenth annual meeting of stockholders of CoVest Bancshares, Inc. to be held at 9:00 a.m. on Tuesday, April 23, 2002, at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. A copy of our 2001 annual report to stockholders and Form 10-K are also in this booklet. At the meeting, we plan to report on our operations and the outlook for the year ahead.

Your board of directors has nominated two persons to serve as Class I directors, both of whom are incumbent directors. In addition, our management has selected and recommends that you ratify the selection of Crowe, Chizek and Company LLP to continue as our independent public accountants for the year ending December 31, 2002.

We recommend that you vote your shares for the director nominees and in favor of the proposal.

We encourage you to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

If you have any questions concerning these matters, please do not hesitate to contact us at (847) 294-6500. We look forward to seeing and visiting with you at the meeting.

Very truly yours,
COVEST BANCSHARES, INC.


/s/ Frank A. Svoboda, Jr.
Chairman of the Board of Directors


/s/ James L. Roberts
President and Chief Executive Officer

                                (COVESTBANC LOGO)
                             COVEST BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 2002

TO THE HOLDERS OF COMMON STOCK OF COVEST BANCSHARES, INC.

Notice is hereby given that the annual meeting of stockholders of CoVest Bancshares, Inc. will be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 23, 2002 at 9:00 a.m., for the purpose of considering and voting upon the following matters:

      1.    the election of two Class I directors of CoVest Bancshares;

      2. the ratification of the appointment of Crowe, Chizek and Company LLP as our auditors for the fiscal year ending December 31, 2002; and

      3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

We are not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 1, 2002, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies by us.

By Order of the Board of Directors


/s/ Paul A. Larsen
Corporate Secretary


Des Plaines, Illinois
March 20, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                (COVESTBANC LOGO)
                             COVEST BANCSHARES, INC.

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation, on behalf of the board of directors of CoVest Bancshares, of proxies to be used at the annual meeting which will be held at the Casa Royale Banquets, located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 23, 2002 at 9:00 a.m., and all adjournments or postponements of the meeting. The proxy statement and the accompanying notice of meeting and proxy are being mailed to holders of shares of our common stock, par value $.01 per share, on or about March 20, 2002. Certain of the information in the proxy statement relates to CoVest Banc, N.A., Des Plaines, Illinois, a wholly-owned subsidiary of CoVest Bancshares.

VOTING RIGHTS AND PROXY INFORMATION

All shares of common stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the proxies' instructions. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals described in this proxy statement. A majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.
Only holders of record of the common stock at the close of business on March 1, 2002 will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 1, 2002, CoVest Bancshares had 3,533,654 shares of common stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute stockholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the proposal or the election of directors.

We do not know of any matters, other than as described in the notice of meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

We would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by:

      - duly executing and delivering to our corporate secretary a later dated proxy relating to the same shares prior to the exercise of such proxy;

      - filing with our corporate secretary at or before the meeting a written notice of revocation bearing a later date than the proxy; or

      - attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy).

Any written notice revoking a proxy should be delivered to Mr. Paul A. Larsen, Corporate Secretary, at P.O. Box 94242, Palatine, Illinois, 60094-4242.

                              ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on Tuesday, April 23, 2002, the stockholders will be entitled to elect two Class I directors for a term expiring in 2005. Our directors are divided into three classes having staggered terms of three years. Both of the nominees for election as Class I directors are incumbent directors. We have no knowledge that any of the nominees will refuse or be unable to serve, but if either of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees, if elected at the annual meeting of stockholders, will serve as Class I directors for three-year terms expiring in 2005. WE RECOMMEND THAT YOU VOTE FOR BOTH OF THE NOMINEES FOR DIRECTOR.

                                    NOMINEES

                              PRESENT POSITION WITH COVEST              DIRECTOR OF COVEST BANCSHARES
NAME AND AGE                  BANCSHARES AND COVEST BANC                     OR COVEST BANC SINCE
------------                  --------------------------                     --------------------
CLASS I
-------
(Term Expires 2005)

George T. Drost               Director of CoVest Bancshares and of                   1987
(Age 55)                      CoVest Banc

David M. Miller               Director of CoVest Bancshares and of                   1996
(Age 52)                      CoVest Banc

CLASS II
--------
(Term Expires 2003)

James L. Roberts              President, Chief Executive Officer                     1999
(Age 59)                      and Director of CoVest Bancshares and
                              of CoVest Banc

Frank A. Svoboda, Jr.         Chairman of the Board of CoVest                        1973
(Age 68)                      Bancshares and of CoVest Banc

CLASS III
---------
(Term Expires 2004)

Gerald T. Niedert             Vice Chairman of the Board of CoVest                   1987
(Age 56)                      Bancshares and of CoVest Banc

David B. Speer                Director of CoVest Bancshares and of                   1997
(Age 50)                      CoVest Banc

All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between CoVest Bancshares and any other person pursuant to which any of the directors have been selected for their respective positions.

BIOGRAPHICAL DATA

The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

GEORGE T. DROST is a partner in the law firm of Drost, Kivlahan & McMahon Ltd., Arlington Heights, Illinois. Mr. Drost also is the Honorary Consul of the Czech Republic for Illinois, Indiana and Wisconsin, an adjunct professor at John Marshall Law School and a member of the Village of Arlington Heights Plan Commission.

DAVID M. MILLER serves as Vice President of Finance for the Lab & Scientific Division of Comdisco, Inc. Comdisco is a global provider of technology solutions headquartered in Rosemont, Illinois. Mr. Miller joined the company in 1988. In July, 2001, Comdisco filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with this reorganization, on January 14, 2002, Comdisco announced the pending sale of this division to G. E. Capital's Commercial Equipment Finance unit. The sale is expected to close by March 31, 2002. Prior to Comdisco, he held financial positions in other technology based companies.

GERALD T. NIEDERT is CEO of Power Pool, Inc., a holding company based in Carol Stream, Illinois that operates three regional motor carriers. Prior to 1999, he was Vice President/Business Development of Dedicated Transportation, Inc., a truck transportation company located in Elk Grove Village, Illinois.

JAMES L. ROBERTS became CoVest Bancshares' President and Chief Executive Officer in January, 1999. He served as President and CEO of Perpetual Midwest Financial, Inc., of Cedar Rapids, Iowa, and its wholly owned subsidiary, Perpetual Savings Bank, FSB, from 1993 to 1998. He was Executive Vice President and head of Corporate Finance for Kemper Securities, Inc. and its predecessor firm, Blunt, Ellis & Loewi, Inc., from 1990 to 1993. He is a member of the Board of Directors of the Des Plaines Community Senior Center and serves on the Educational Foundation Board of Directors for Oakton Community College. He also serves on the Economic Development Commission for the City of Des Plaines.

DAVID B. SPEER is a 24-year veteran of Illinois Tool Works, Inc., a diversified multinational manufacturing company. In October 1995, Mr. Speer was elected Executive Vice President of ITW's worldwide construction products businesses and in 1997 assumed similar responsibilities for the company's finishing systems businesses. He served on the audit/compliance committee in 1999 and is presently on the marketing, technology and investment committees. He is a member of the Chicago Economic Club, American Marketing Association, The Executives' Club of Chicago and American Management Association.

FRANK A. SVOBODA, JR. is the Chairman of CoVest Bancshares and of CoVest Banc. Mr. Svoboda became a director of First Federal Savings and Loan in 1973, and was appointed Chairman in 1988. Mr. Svoboda was the owner of Svoboda's Men's Wear, Inc., a men's clothier located in Des Plaines, Illinois until 1995.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During 2001, the board of directors held twelve meetings. No director attended fewer than 75% of the total number of meetings held during 2001 and the total number of meetings held by all committees of the board on which any such director served during 2001. The board of directors of CoVest Bancshares has audit/compliance, compensation and nominating committees.

The audit/compliance committee consists of Messrs. Miller (Chair), Drost and Niedert. The audit/compliance committee reviews audit reports and related matters to ensure compliance with regulations and internal policies and procedures. This committee also approves the accounting firm selected by management to perform CoVest Bancshares' and CoVest Banc's annual audit and acts as the liaison between the auditors and the board. Mr. Roberts serves ex officio on this committee. During 2001, the audit/compliance committee met six times. Each member of the audit/compliance committee is "independent" as defined in the listing standards of Nasdaq. In 2002, our board of directors adopted a revised written charter for the audit/compliance committee, which is attached to this proxy statement as Exhibit A.

The compensation committee consists of Messrs. Drost (Chair), Miller, Niedert and Svoboda. The compensation committee meets to review the performance, salary and other compensation of the chief executive officer and recommends adjustments. During 2001, the compensation committee met twice.

The nominating committee is chaired by Mr. Svoboda and consists of all members of the board of directors of CoVest Bancshares. This committee recommends to the board of CoVest Bancshares nominees for election as directors and for nominees to fill any vacancies. Pursuant to our bylaws, this committee will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to our corporate secretary no later than 30 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the bylaws. During 2001, the nominating committee did not meet.

COMPENSATION OF DIRECTORS

Directors of CoVest Bancshares receive options to purchase 2,250 shares of common stock on the first business day of each calendar year and are not paid a cash fee for serving on the board or committees. The options have an exercise price equal to the fair market value on the date of grant. During 2001, directors of CoVest Banc received a fee of $3,600 per year (payable in our common stock), $1,100 for each bank board meeting and $700 for each executive committee meeting attended (except for the Chairman of the Board of CoVest Banc, who receives an additional $200 for each board meeting attended). CoVest Banc's non-employee directors also receive a $200 fee for each committee meeting attended. Directors may elect to defer all of their fees. CoVest Bancshares maintains a retirement plan for directors which provides retirement benefits based upon the director's age at retirement, the director's total number of years of service and average monthly fees received during the last three years of service as a director. Retirement benefits are payable as defined under the plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of our common stock at March 1, 2002, by each person we know to be the beneficial owner of more than five percent of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table, which can be found later in this proxy statement, and by all of our directors and executive officers as a group.

NAME OF INDIVIDUAL AND                          AMOUNT AND NATURE OF          PERCENT
NUMBER OF PERSONS IN GROUP                     BENEFICIAL OWNERSHIP(1)        OF CLASS
--------------------------                     -----------------------        --------
CoVest Bancshares, Inc.
Employee Stock Ownership Plan
749 Lee Street
Des Plaines, IL  60016                                394,120(2)                11.2%

5% STOCKHOLDERS

Michael and Frances Halikias
15750 S. Harlem Avenue
Orland Park, IL 60462                                 317,250(3)                 9.0%

Dimension Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401                                234,525(4)                 6.6%

Mark A. Boyar
Boyar Asset Management, Inc.
35 E. 21st Street
New York, NY  10010                                   182,425(5)                 5.2%

DIRECTORS
George T. Drost                                        88,161(6)                 2.5%
David M. Miller                                        24,479(7)                    *
Gerald T. Niedert                                      80,044(8)                 2.2%
James L. Roberts                                      139,808(9)                 3.8%
David B. Speer                                         12,488(10)                   *
Frank A. Svoboda, Jr.                                 110,868(11)                3.1%

OTHER NAMED EXECUTIVE OFFICERS
Paul A. Larsen                                        111,206(12)                3.1%
J. Stuart Boldry, Jr.                                  25,194(13)                   *
Michael A. Sykes                                       50,132(14)                1.4%
Joseph J. Gillings                                     46,088(15)                1.3%

All directors and executive officers                  727,471(16)               18.3%
as a group (11 persons)

----------
*     Less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Includes shares held directly, shares allocated to the respective individual under our employee stock ownership plan, shares obtainable within the next 60 days pursuant to options granted under our 1992 stock option and stock incentive plan and our 1996 stock option plan, shares held in retirement accounts or in a fiduciary capacity and shares held by certain family members, with respect to which shares the listed individuals or group members may be deemed to have shared or sole voting or investment power.

(2) James L. Roberts, Paul A. Larsen and Barbara A. Buscemi serve as co-trustees of our employee stock ownership plan, and are deemed to have shared voting and investment power over shares held by the employee stock ownership plan. As reported in a Schedule 13D filed under the Securities Exchange Act of 1934 dated February 22, 2002, 81,477 shares held in the employee stock ownership plan have not been allocated to employees' accounts.

(3) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, as amended, dated March 5, 1995, Mr. and Mrs. Halikias reported shared voting and investment power over all such shares.

(4) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, dated January 30, 2002, Dimension Fund Advisors reported sole voting and investment power over all such shares.

(5) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, dated October 29, 2001, Mark Boyar of Boyar Asset Management, Inc. reported shared voting and dispositive power over 182,425 shares and sole voting and investment power over 4,500 shares. It was reported under three entities:
104,750 shares under Boyar Asset Management, Inc.; 59,675 shares under N.R.M.B., Inc., and 13,500 shares under Boyar Partners over which GP Holdings has voting or investment discretion or both, respectively.

(6) Includes 13,500 shares subject to options granted under our stock option plans, over which Mr. Drost has no voting and sole investment power, 19,899 shares held by Mr. Drost's spouse, as trustee, over which Mr. Drost has no voting and investment power, and 7,100 shares held by the Drost, Kivlahan & McMahon Ltd. Profit Sharing Plan, as trustee, over which Mr. Drost has sole voting and investment power.

(7) Includes 11,250 shares subject to options granted under our stock option plans, over which Mr. Miller has no voting and sole investment power.

(8) Includes 33,235 shares subject to options granted under our stock option plans, over which Mr. Niedert has no voting and sole investment power.

(9) Excludes 394,120 shares over which Mr. Roberts is deemed to have voting and/or investment power as co-trustee of our employee stock ownership plan. Includes 126,375 shares subject to options granted under our stock option plans, over which Mr. Roberts has no voting and sole investment power.

(10) Includes 9,000 shares subject to options granted under our stock option plans, over which Mr. Speer has no voting and sole investment power.

(11) Includes 13,500 shares subject to options granted under our stock option plans, over which Mr. Svoboda has no voting and sole investment power, 4,500 shares for which Mr. Svoboda serves as co-trustee, over which shares Mr. Svoboda has sole voting and investment power, 3,375 shares held by Mr. Svoboda's spouse, over which shares Mr. Svoboda has no voting and investment power, and 2,250 shares for which Mr. Svoboda serves as co-trustee, over which shares Mr. Svoboda has shared voting and investment power.

(12) Excludes 394,120 shares over which Mr. Larsen is deemed to have voting and/or investment power as a co-trustee of our employee stock ownership plan. Includes 84,863 shares subject to options granted under our stock option plans, over which Mr. Larsen has no voting and sole investment power.

(13) Includes 22,782 shares subject to options granted under our stock option plans, over which Mr. Boldry has no voting and sole investment power.

(14) Includes 42,166 shares subject to options granted under our stock option plans, over which Mr. Sykes has no voting and sole investment power.

(15) Includes 41,475 shares subject to options granted under our stock option plans, over which Mr. Gillings has no voting and sole investment power.

(16) Excludes 394,120 shares over which Messrs. Roberts and Larsen and Ms. Buscemi are deemed to have shared voting and/or investment power as co-trustees of our employee stock ownership plan.

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded. Such persons are also required to furnish CoVest Bancshares with copies of all
Section 16(a) forms they file. Based solely upon our review of such forms and, if appropriate, representations made to us by any such reporting person concerning whether a Form 5 was required to be filed for the 2001 fiscal year, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2001. except Frank A. Svoboda, Jr., who purchased 2,000 shares in November, 2001, and did not file notice timely.

VOTING AGREEMENTS

The trustees of our employee stock ownership plan are Messrs. James L. Roberts, our President and Chief Executive Officer, and Paul A. Larsen, our Executive Vice President and Chief Financial Officer and Ms. Barbara A. Buscemi, our Executive Vice President, Human Resources. As co-trustees, Messrs. Roberts and Larsen and Ms. Buscemi are deemed to have shared voting power over shares held in the plan.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to our chief executive officer and to four other executive officers of CoVest Bancshares and CoVest Banc whose aggregate salary and bonus exceeded $100,000.

=======================================================================================================================
                                           SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------
                                                                                LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION                       AWARDS
                                     --------------------------------------  ----------------------------
             (a)                (b)       (c)        (d)         (e)            (f)           (g)              (h)
                                                                             RESTRICTED    SECURITIES       ALL OTHER
NAME AND                                                     OTHER ANNUAL      STOCK       UNDERLYING      COMPENSATION
PRINCIPAL POSITION             YEAR  SALARY($)(3)  BONUS($) COMPENSATION($)   AWARD($)   OPTIONS/SARS (#)    ($)(12)
=======================================================================================================================
James L. Roberts               2001    $219,244    $20,000    $    --        $20,408(4)      25,000(7)       $13,955
President                      2000     206,731     40,000         --             --         10,000(8)         6,025
Chief Executive Officer(1)     1999     186,923         --         --             --        100,000(9)         6,122
----------------------------------------------------------------------------------------------------------------------
Paul A. Larsen                 2001    $137,548    $20,000    $    --        $10,059(4)       3,384(7)       $24,109
Executive Vice President       2000     130,769     17,000         --          4,133(5)       3,228(8)        15,195
Chief Financial Officer        1999     123,346         --         --         42,375(6)      30,000(9)        28,487
----------------------------------------------------------------------------------------------------------------------
J. Stuart Boldry, Jr           2001    $124,712    $15,000    $    --        $10,059(4)       3,064(7)       $10,729
Executive Vice President(2)    2000     118,154     20,000         --             --         10,000(10)       64,012
                               1999          --         --         --             --         20,000(11)           --
----------------------------------------------------------------------------------------------------------------------
Michael A. Sykes               2001    $111,712    $25,000    $    --        $ 5,030(4)       2,280(7)       $12,171
Executive Vice President       2000     105,385     30,000         --          4,133(5)       2,368(8)         4,823
                               1999      98,593         --         --         42,375(6)      20,000(9)         4,285
----------------------------------------------------------------------------------------------------------------------
Joseph J. Gillings             2001    $104,039    $15,000    $    --        $ 5,030(4)       2,128(7)       $11,275
Executive Vice President       2000      99,077      8,000         --          2,755(5)       1,548(8)         6,751
                               1999      95,138         --         --         28,500(6)      20,000(9)         5,035
======================================================================================================================

(1)   Mr. Roberts' employment began on January 20, 1999.
(2)   Mr. Boldry's employment began on December 31, 1999.
(3)   Includes amounts deferred under CoVest Banc's profit sharing plan.
(4) The restricted shares vest ratable over a five-year period beginning January 11, 2001, and subject to certain conditions, continue over the next four years.
(5)   The restricted shares vested on January 24, 2000.
(6) One-third of the restricted shares vested on February 15, 2000, one-third on February 15, 2001, and the remaining one-third vested on February 15, 2002.
(7) The agreement provides that 25% of such options vested on the grant date of January 23, 2001, 25% of such options vested on February 15, 2002 and subject to certain conditions the remaining portion shall vest in equal amounts on February 15, 2003 and February 15, 2004.
(8) The agreement provides that 25% of such options vested on the grant date of January 24, 2000, 25% of such options vested on February 15, 2001 and on February 15, 2002 and subject to certain conditions the remaining portion shall vest on February 15, 2003.
(9) The composition of options granted is comprised of one-half Incentive Stock Options and one-half Non-Qualified Options. Mr. Roberts' agreement provides that 25% of such options shall be immediately vested and subject to certain conditions the remaining portion shall vest in equal amounts on each of the first three anniversaries of the agreement. The agreements of Messrs. Larsen, Sykes and Gillings provide that one-third of such options vest on February 15, 2000, February 15, 2001 and February 15, 2002.
(10) Mr. Boldry's agreement provides that 25% of such option vested on the grant date of September 25, 2000, 2,500 options vested on September 25, 2001 and subject to certain conditions September 25, 2002 and the remainder on September 25, 2003.
(11) Mr. Boldry's agreement provides that 25% of such options vested on the grant date of December 31, 1999, 25% on December 31, 2000, December 31, 2001 and subject to certain conditions the remaining portion shall vest on December 31, 2002.
(12) All other compensation consists of: 401(K) employer match, employee stock ownership plan contribution, life insurance above $50,000 limit, and health insurance. Included in Mr. Larsen's total are board secretary fees. Included in Mr. Boldry's total for 2000 are relocation expenses.

The following table sets forth certain information concerning the number and value of stock options at December 31, 2001, held by the named executive officer.

=======================================================================================================================
                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                 OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------------------

                                                                      NUMBER OF
                                                                      SECURITIES                      VALUE OF
                                                                      UNDERLYING                    UNEXERCISED
                                                                     UNEXERCISED                    IN-THE-MONEY
                                                                   OPTIONS/SARS AT                OPTIONS/SARS AT
                                                                      FY-END (#)                     FY-END ($)
                                                                         (d)                            (e)
                                                             ---------------------------   ----------------------------
                        SHARES ACQUIRED
        NAME            ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         (a)                  (b)              (c)               (d)            (e)            (f)             (g)
=======================================================================================================================
James L. Roberts              --                --             90,750        48,750(1)     $531,820       $306,191
-----------------------------------------------------------------------------------------------------------------------
Paul A. Larsen                --                --             71,960        14,152(2)      608,199         74,808
-----------------------------------------------------------------------------------------------------------------------
J. Stuart Boldry, Jr.         --                --             20,766        12,298(3)      126,995         80,528
-----------------------------------------------------------------------------------------------------------------------
Michael A. Sykes              --                --             33,088        18,560(4)      141,671         84,923
-----------------------------------------------------------------------------------------------------------------------
Joseph J. Gillings            --                --             32,640        18,036(5)      112,777         68,366
-----------------------------------------------------------------------------------------------------------------------

(1) The agreement with Mr. Roberts provides 25,000 options vested on January 20, 2002, 8,750 options on February 15, 2002, and, subject to certain conditions, 8,750 options on February 15, 2003, and 6,250 options on February 15, 2004.

(2) The agreement with Mr. Larsen provides 11,653 options vested on February 15, 2002, and, subject to certain conditions, 1,653 options on February 15, 2003, and 846 options on February 15, 2004.

(3) The agreement with Mr. Boldry provides 766 options vested on February 15, 2002, and, subject to certain conditions, 5,000 options will vest on December 31, 2002; 2,500 options on September 25, 2002; 2,500 options on September 25, 2003; 766 options on February 15, 2003, and 766 options on February 15, 2004.

(4) The agreement with Mr. Sykes provides 7,828 options vested on February 15, 2002, and, subject to certain conditions, 9,000 options will vest on August 25, 2003; 1,162 options on February 15, 2003, and 570 options on February 15, 2004.

(5) The agreement with Mr. Gillings provides 7,585 options vested on February 15, 2002, and, subject to certain conditions, 9,000 options will vest on October 21, 2003; 919 options on February 15, 2003, and 532 options on February 15, 2004.

EMPLOYMENT AGREEMENTS

CoVest Banc has entered into employment agreements with Messrs. Roberts, Larsen and Boldry. The employment agreement with Mr. Roberts provides for a two year term and the employment agreements with Messrs. Larsen and Boldry each provide for one year terms.

The agreements provide for an annual salary for Messrs. Roberts, Larsen and Boldry of $220,000, $140,000 and $127,000, respectively, subject to annual increase as determined by the board of directors. The employment agreements provide for an automatic extension of one year on each anniversary of the respective agreements. Either CoVest Banc or the respective officer may elect not to renew the agreement upon written notice provided on, or prior to, the respective anniversary date, except, that the agreement is not extendable beyond the date the officer attains the age of 65.

The agreements further provide for the continued payment of the officer's salary and health benefit coverage for the remainder of the then current term of the agreement in the event employment is terminated for any reason other than cause, disability or death. In addition, in the case of a change of control of CoVest Banc (as defined in the agreement), the agreements provide for an extension of the term of the employment agreement for the shorter of three years for Mr. Roberts, two years for Mr. Larsen, and one year for Mr. Boldry from the date of the change in control or until the date on which the respective officer attains the age of 65. Each agreement further provides that for a period of one year after termination of his employment for any reason, the officer will not manage, operate or control any financial institution having an office within 25 miles of any office of CoVest Banc as of the date his employment terminates or the date on which there is a change in control of CoVest Bancshares.

In the event of a change in control, based on their current base salary, Messrs. Roberts, Larsen and Boldry would receive approximately $660,000, $280,000 and $127,000, respectively, in severance payments, in addition to other cash and noncash benefits, under the agreements.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2001, the members of the compensation committee were George T. Drost, David M. Miller, Gerald T. Niedert and Frank A. Svoboda. None of these individuals was an officer or employee of CoVest Bancshares or CoVest Banc during 2001, and none of these individuals is a former officer or employee of CoVest Bancshares or CoVest Banc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee has furnished the following report on executive compensation. The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the report unless such report is specifically stated to be incorporated by reference into such document.

COMPENSATION POLICIES. This report describes our compensation policies as endorsed by the board of directors and the compensation committee and the resulting actions we took in 2001. Essentially, our executive compensation program has been designed to:

      - support a pay-for-performance policy that differentiates compensation amounts based on our financial performance as well as each individual's performance;

      - provide compensation opportunities that are comparable to those offered by other leading companies in the financial services industry, thereby allowing us to compete for and retain talented executives who are critical to our long-term success; and

      - align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of our common stock.

At present, the executive compensation program is comprised of salary and long-term incentive opportunities in the form of stock options, restricted stock and benefits typically offered to executives by major corporations. Additionally, we have adopted a management incentive program, as described below.

SALARY AND DEFERRED COMPENSATION. The board of directors, acting on the recommendation of the compensation committee, determines the salary paid to Mr. Roberts, our chief executive officer. Mr. Roberts determines the salaries paid to the other executive officers. Salary increases for Mr. Roberts and the other executive officers reflect both individual performance as well as our financial performance, as measured by our return on assets and profitability. In the case of executive officers, salary increases were granted in amounts ranging from 3.2% to 10% based on a number of items, including individual performance, position, tenure, comparative data and CoVest Banc's operating results. Specifically, Mr. Roberts' salary was increased 5% for 2001, which the committee believes was appropriate based on Mr. Roberts' individual performance, the Bank's performance as well as in comparison to the salary's of similar situated companies.

STOCK AWARDS. Our stock option plans and our incentive plan are designed to align a significant portion of the executive compensation program with stockholder interests. The stock option plans and incentive plan, each approved by our stockholders, permit the granting of stock-based awards. To date, two types of awards have been granted to executive officers and other key employees:

- stock options - rights to purchase options of common stock at the fair market value per share as of the date the option is granted, either in the form of incentive stock options under the Internal Revenue Code, or options which are not so qualified; and

- restricted stock - options of common stock that the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and that are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapsing of the restriction period (or applicable portion of such period). Vesting periods are established primarily by reference to a recipient's position, tenure and age.

In granting stock options and restricted stock to executive officers, the committee takes into account the practices of other financial services companies as verified by external surveys, as well as the executive's level of responsibility and past contributions.

BONUS OPTION PLAN

On December 22, 1999, the board of directors approved the CoVest Banc Bonus Option Plan. The objective of the plan is to provide long-term incentive and potential reward for maintaining outstanding long-term bank performance. The plan stipulates that when CoVest Banc achieves its financial budget for the year, all officers employed at the "grant date" will be eligible to receive non-qualified stock options. The options will be granted in amounts assigned by officer's "title" based upon his annual base salary. The vesting schedule calls for 25% of such options to be immediately vested and the remaining portion to vest in equal amounts on each of the next three anniversaries from the date of original grant. For 2001, the board of directors granted 51,376 options under the plan.

                             Compensation Committee:
                             George T. Drost (Chair)
                                 David M. Miller
                                Gerald T. Niedert
                              Frank A. Svoboda, Jr.

PERFORMANCE GRAPH

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the following performance graph and related information unless the graph and the related information are specifically stated to be incorporated by reference into such document.

The line graph below shows a five year comparison of cumulative total stockholder return on a $100 investment in our common stock to the cumulative total return of a broad index of stocks traded on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Index.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG COVEST BANCSHARES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                              THE NASDAQ BANK INDEX

                              (PERFORMANCE GRAPH)






---------------------------------------------------------------------------------------------------------------
                                                                Cumulative Total Return*
                                -------------------------------------------------------------------------------
                                12/31/96      12/31/97       12/31/98      12/31/99      12/31/00      12/31/01
---------------------------------------------------------------------------------------------------------------
CoVest Bancshares, Inc.           $100          $146           $111          $124          $121          $181
---------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market               $100          $122           $171          $318          $194          $153
(U.S.) Index
---------------------------------------------------------------------------------------------------------------
Nasdaq Bank Index                 $100          $166           $149          $141          $165          $185
---------------------------------------------------------------------------------------------------------------

*     Total return assumes reinvestment of dividends.

                          TRANSACTIONS WITH MANAGEMENT

Directors and officers of CoVest Bancshares and CoVest Banc, and their associates, were customers of and had transactions with us during 2001. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                 ACCOUNTANT FEES

AUDIT FEES

Our independent auditor during 2001 was Crowe, Chizek and Company LLP. The aggregate fees and expenses billed by Crowe Chizek and Company LLP in connection with the audit of our annual financial statements as of and for the year ended December 31, 2001 was $40,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees incurred for these services for 2001.

ALL OTHER FEES

The aggregate fees and expenses billed by Crowe Chizek and Company LLP for all other services rendered to us for 2001 was $150,000. This was comprised of the following:

         SEC services, including review of quarterly Form 10-Q's and Form 10-K          $ 16,000
         Employee benefit plan audits and other services                                  21,000
         Tax consulting including preparation of state and federal tax returns            13,000
         Regulatory compliance, assessing network security, loan review, and
           extended audit services                                                       100,000

The audit/compliance committee, after consideration of the matter, does not believe that the rendering of these services by Crowe, Chizek and Company LLP to be incompatible with maintaining Crowe, Chizek and Company LLP independence as our principal accountant.

                             AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

The audit/compliance committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit/compliance committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

The audit/compliance committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and Crowe Chizek and Company LLP, our independent auditors. The committee has also discussed with Crowe Chizek and Company LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek and Company LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with audit/compliance committees). Based on the review and discussions with management and Crowe Chizek and Company LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2001 for filing with the Securities and Exchange Commission.

                                Audit Committee:
                             David M. Miller (Chair)
                                 George T. Drost
                                Gerald T. Niedert

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our board of directors has appointed Crowe, Chizek and Company LLP, independent accountants, to be our auditors for the fiscal year ending December 31, 2002, and recommends that the stockholders ratify the appointment. A representative of Crowe Chizek and Company LLP is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of the auditors is not ratified, the matter of the appointment of auditors will be considered by the board of directors.

      WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP TO BE OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                              STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be presented at the 2003 annual meeting of stockholders must be received by our corporate secretary at our principal executive offices at 749 Lee Street, Des Plaines, Illinois, 60016 on or before November 18, 2002, to be considered for inclusion in our proxy statement and proxy relating to such meeting.

                                  OTHER MATTERS

We are not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

We will pay for the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and regular employees of CoVest Bancshares and/or CoVest Banc may solicit proxies personally or by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ Paul A. Larsen
Corporate Secretary


Des Plaines, Illinois
March 20, 2002

                                                                      EXHIBIT A.

                       AUDIT/COMPLIANCE COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors designated as the Audit/Compliance Committee. The Audit/Compliance Committee shall be composed of at least three outside directors who are independent of the management of the corporation, who are financially literate, and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The Audit/Compliance Committee shall assist the Board of Directors in fulfilling their responsibilities to all stakeholders and to applicable regulatory bodies. In so doing, it is the responsibility of the Audit/Compliance Committee to maintain effective communication between the Board of Directors and the independent auditors, the internal auditors, and the financial and compliance management of the corporation in matters related to the corporation's accounting policies, internal controls, regulatory compliance and financial reporting practices.

Because of this the responsibilities of the Audit/Compliance Committee are for oversight of the financial and compliance management of the Corporation and the Audit/Compliance Committee shall not be responsible for conducting audits, nor shall the committee be responsible for determining the accuracy or completeness of the corporation's financial statements. This is the responsibility of management and the independent auditor. Additionally, the committee shall not be responsible for the corporation's compliance with any applicable laws or regulations.

RESPONSIBILITIES

The members of the Audit/Compliance Committee are charged with the oversight of the independent auditors, the internal auditors, and the financial and compliance management of the corporation.

In carrying out these responsibilities, the Audit/Compliance Committee will:

- Periodically interview independent auditors and internal auditors qualified to perform effective audits and recommend to the Board of Directors the selection of such auditors to perform audits of the financial statements of the corporation, the internal controls of the corporation and the regulatory compliance of the corporation.

- Meet with the auditors and the financial and compliance management of the corporation to review the scope of the proposed audits for the current year as well as determine the audit schedule and audit procedures to be utilized.

- Review all audits related to the corporation's annual financial statements, all audits related to the internal controls of the corporation, and all audits of the regulatory compliance of the corporation.

- Upon such audit review determine whether a reasonable assurance can be made to the Board of Directors that the corporation's accounting operations, financial reporting functions and regulatory controls are reliable and effective.

- Conduct such audit reviews with the applicable auditors present. The comments and recommendations from such auditors, with respect to the audits being reviewed, and the auditors comments concerning the cooperation they received from management in conducting such audits, shall be part of the record of each such Audit/Compliance Committee meeting.

- Apply prudent business judgment at all times in determining the financial and regulatory impact of all issues that come to the attention of the Audit/Compliance Committee

- Submit the minutes of all meetings of the Audit/Compliance Committee to the Board of Directors and summarize matters covered at each committee meeting with the directors.

- Investigate any matter brought to the Audit/Compliance Committee that falls within the scope of this Charter and retain outside counsel when deemed appropriate.

- Review the adequacy of this Charter periodically and recommend any necessary changes to the Board of Directors.

Approved by the Board of Directors on February 25, 2002.

                                                            [COMPUTERSHARE LOGO]


                                                 COMPUTERSHARE INVESTOR SERVICES
                                                          2 North LaSalle Street
                                                                Chicago IL 60602
                                                          Telephone 312 588 4993
                                                          Facsimile 312 601 4356
                                                           www.computershare.com

      COVEST BANCSHARES, INC.

      MR A SAMPLE
      DESIGNATION (IF ANY)
      ADD 1
      ADD 2
      ADD 3
      ADD 4                                  000000  0000000000  0  0000
      ADD 5
      ADD 6                                  000000000.000 ext
                                             000000000.000 ext
                                             000000000.000 ext
                                             000000000.000 ext
                                             000000000.000 ext
           Mark this box with an X if        000000000.000 ext
      [ ]  you have made changes to your     000000000.000 ext
           name or address details above.

-------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
-------------------------------------------------------------------------------

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 23, 2002

The undersigned hereby appoints Frank A. Svoboda, Jr. and James L. Roberts or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of CoVest Bancshares, Inc., to be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 23, 2002 at 9:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(Continued and to be signed on reverse side.)

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU PLAN TO ATTEND THE COVEST BANCSHARES, INC. ANNUAL STOCKHOLDER'S MEETING, PLEASE BRING THE BOTTOM PORTION OF THIS CARD AS YOUR ADMISSION TICKET.

[ ]                                                                         +
--------------------------------------------------------------------------------
                              CASA ROYALE BANQUETS
                          783 Lee Street/Mannheim Road
                           Des Plaines, Illinois 60016
                                 (847) 297-6640

FROM THE NORTH
I-294 South, exit Golf Road West to River Road.
South on River Road to Thacker/Dempster. West on Thacker/Dempster to Lee/Mannheim.
North one block to Casa Royale.

FROM THE SOUTH                                            [ PHOTO OF MAP ]
I-294 North, exit Dempster West to River Road.
South on River Road to Thacker/Dempster. West on Thacker/Dempster to Lee/Mannheim.
North one block to Casa Royale.

FROM THE EAST AND WEST
I-90 into I-294 North, exit Dempster West to River
Road.  South on River Road to Thacker/Dempster.
West on Thacker/Dempster to Lee/Mannheim.
North one block to Casa Royale.


 Use a black pen. Print in
 CAPITAL letters inside the grey    ABC  1 2 3   X
 areas as shown in this example.

HOLDER ACCOUNT NUMBER  C1234567890       JNT

-------------------------------------------------------------------------------
PROXY - COVEST BANCSHARES, INC.
-------------------------------------------------------------------------------

A  ELECTION OF DIRECTORS
1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

                                     FOR   WITHHOLD

01 - George T. Drost                 [ ]     [ ]

02 - David M. Miller                 [ ]     [ ]

B  ISSUES

2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

                                                   FOR   AGAINST    WITHHOLD

To ratify the selection of Crowe, Chizek and                                    Mark this box with an X  if
Company LLP as independent auditors for the        [ ]     [ ]        [ ]       you plan to attend the meeting.     [ ]
Company for 2002.

C  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as your name(s) appears.  For joint accounts, each owner should sign.
When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature 1                             Signature 2                              Date (dd/mm/yyyy)
 --------------------------------        --------------------------------        -----------------------------------------
|                                |      |                                |      |            /            /               |
|                                |      |                                |      |           /            /                |
 --------------------------------        --------------------------------        -----------------------------------------

[ ]A447                                  1 U P X                                                                  007QPB  +

-----------------------------------------------------------------------------------------------------------------------------------


ADMISSION TICKET

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Stockholder's Meeting being held at 9:00 A.M. on Tuesday, April 23, 2002, at
Casa Royale Banquets, 783 Lee Street, Des Plaines, Illinois. Free parking is available.

If you are unable to attend, please vote, sign exactly as your name appears, date, and promptly mail the above proxy card in the postage-paid envelope provided.  You may send in your vote using the above proxy card whether or not you attend the Annual
Stockholder's Meeting, or you may choose to cast your vote at the meeting.

MR A SAMPLE                                                                               HOLDER ACCOUNT NUMBER
DESIGNATION (IF ANY)
ADD 1                                                                                     C1234567890                 JNT
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6